                                                                    EXHIBIT h(2)

                      TRANSFER AGENCY AND SERVICE AGREEMENT

                                     BETWEEN

                          AIM VARIABLE INSURANCE FUNDS

                                       AND

                       STATE STREET BANK AND TRUST COMPANY


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                                TABLE OF CONTENTS

                                                                                                            Page
                                                                                                            ----
Article 1     Terms of Appointment; Duties of the Bank                                                         2

Article 2     Fees and Expenses                                                                                4

Article 3     Representations and Warranties of the Bank                                                       5

Article 4     Representations and Warranties of the Fund                                                       5

Article 5     Indemnification                                                                                  6

Article 6     Covenants of the Fund and the Bank                                                               9

Article 7     Termination of Agreement                                                                        10

Article 8     Additional Funds                                                                                10

Article 9     Assignment                                                                                      11

Article 10    Amendment                                                                                       11

Article 11    Massachusetts Law to Apply                                                                      11

Article 12    Merger of Agreement                                                                             12

Article 13    Counterparts                                                                                    12



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                      TRANSFER AGENCY AND SERVICE AGREEMENT

         AGREEMENT made as of the 1st day of May, 2000, by and between AIM VARIABLE INSURANCE FUNDS, a Delaware business trust, having its principal office and place of business at 11 Greenway Plaza, Suite 100, Houston, Texas 77046 (the "Fund"), and STATE STREET BANK AND TRUST COMPANY, a Massachusetts trust company having its principal office and place of business at 225 Franklin Street, Boston, Massachusetts 02110 (the "Bank").

         WHEREAS, the Fund is authorized to issue shares in separate series, with each such series representing interests in a separate portfolio of securities and other assets; and

         WHEREAS, the Fund on behalf of each of the AIM V.I. Aggressive Growth Fund, AIM V.I. Balanced Fund, AIM V.I. Blue Chip Fund, AIM V.I. Capital Appreciation Fund, AIM V.I. Capital Development Fund, AIM V.I. Dent Demographic Trends Fund, AIM V.I. Diversified Income Fund, AIM V.I. Global Growth and Income Fund, AIM V.I. Global Utilities Fund, AIM V.I. Government Securities Fund, AIM V.I. Growth Fund, AIM V.I. Growth and Income Fund, AIM V.I. High Yield Fund, AIM V.I. International Equity Fund, AIM V.I. Money Market Fund, AIM V.I. Telecommunications and Technology Fund, and AIM V.I. Value Fund (the "Portfolios") desires to appoint the Bank as its transfer agent, and agent in connection with certain other activities, with respect to the Portfolios, and the Bank desires to accept such appointment; NOW, THEREFORE, in consideration of the mutual covenants herein contained, the parties hereto agree as follows:


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ARTICLE 1 TERMS OF APPOINTMENT; DUTIES OF THE BANK

         1.01 Subject to the terms and conditions set forth in this Agreement, the Fund, on behalf of the Portfolios, hereby employs and appoints the Bank to act as, and the Bank agrees to act as its transfer agent for the authorized and issued shares of beneficial interest of the Fund representing interests in each of the respective Portfolios ("Shares"), dividend disbursing agent, ("Shareholders") and set out in the currently effective prospectus and statement of additional information ("prospectus") of the Fund on behalf of the Portfolios, including without limitation any periodic investment plan or periodic withdrawal program.

         1.02 The Bank agrees that it will perform the following services:

         (a) In accordance with procedures established from time to time by agreement between the Fund on behalf of each of the Portfolios, as applicable and the Bank, the Bank shall:

(i) Receive for acceptance, orders for the purchase of Shares, and promptly deliver payment and appropriate documentation thereof to the Custodian of the Fund authorized pursuant to the Agreement and Declaration of Trust of the Fund (the "Custodian");

(ii) Pursuant to purchase orders, issue the appropriate number of Shares and hold such Shares in the appropriate Shareholder account;

(iii) Receive for acceptance redemption requests and redemption directions and deliver the appropriate documentation thereof to the Custodian;


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(iv)     At the appropriate time as and when it receives monies paid to it by the Custodian with respect to any redemption, pay over or cause to be paid over in the appropriate manner such monies as instructed by the Fund;

(v) Effect transfers of Shares by the registered owners thereof upon receipt of appropriate instructions;

(vi) Prepare and transmit payments for dividends and distributions declared by the Fund on behalf of the applicable Portfolio;

(vii) Maintain records of account for and advise the Fund and its Shareholders as to the foregoing; and

(viii) Record the issuance of Shares of the Fund and maintain pursuant to SEC Rule 17Ad-10(e) a record of the total number of Shares which are authorized, based upon data provided to it by the Fund, and issued and outstanding.

The Bank shall also provide the Fund on a regular basis with the total number of Shares which are authorized and issued and outstanding and shall have no obligation, when recording the issuance of Shares, to monitor the issuance of such Shares or to take cognizance of any laws relating to the issue or sale of such Shares, which function shall be the sole responsibility of the Fund.

         (b) In addition to and neither in lieu nor in contravention of the services set forth in the above paragraph (a), the Bank shall perform the customary services of a transfer agent, including but not limited to: maintaining all Shareholder accounts, mailing Shareholder reports and prospectuses to current Shareholders preparing and mailing confirmation forms and statements of accounts to Shareholders for all purchases and redemptions of Shares and other confirmable transactions in Shareholder accounts,


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preparing and mailing activity statements for Shareholders, and providing
Shareholder account information.

         (c) Procedures as to who shall provide certain of these services in
Article 1 may be established from time to time by agreement between the Fund on behalf of each Portfolio and the Bank per the attached service responsibility schedule. The Bank may at times perform only a portion of these services and the Fund or its agent may perform these services on the Fund's behalf.

ARTICLE 2 FEES AND EXPENSES

         2.01 For performance by the Bank pursuant to this Agreement, the Fund agrees on behalf of each of the Portfolios to pay the Bank a transaction fee for each Shareholder transaction as set out in the initial fee schedule attached hereto. Such fees and out-of-pocket expenses and advances identified under
Section 2.02 below may be changed from time to time subject to mutual written agreement between the Fund and the Bank.

         2.02 In addition to the fee paid under Section 2.01 above, the Fund agrees on behalf of each of the Portfolios to reimburse the Bank for out-of-pocket expenses or advances incurred by the Bank for the items set out in the fee schedule attached hereto. In addition, any other expenses incurred by the Bank at the request or with the consent of the Fund will be reimbursed by the Fund on behalf of the applicable Portfolio.

         2.03 The Fund agrees on behalf of each of the Portfolios to pay all fees and reimbursable expenses following the mailing of the respective billing notice. Postage for mailing of dividends, proxies, Fund reports and other mailings to all


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Shareholder accounts shall be advanced to the Bank by the Fund at least (7) days prior to the mailing date of such materials.

ARTICLE 3 REPRESENTATIONS AND WARRANTIES OF THE BANK

         The Bank represents and warrants to the Fund that:

         3.01 It is a trust company duly organized and existing and in good standing under the laws of the Commonwealth of Massachusetts.

         3.02 It is duly qualified to carry on its business in the Commonwealth of Massachusetts.

         3.03 It is empowered under applicable laws and by its Charter and By-Laws to enter into and perform this Agreement.

         3.04 All requisite corporate proceedings have been taken to authorize it to enter into and perform this Agreement.

         3.05 It has and will continue to have access to the necessary facilities, equipment and personnel to perform its duties and obligations under this Agreement.

ARTICLE 4 REPRESENTATIONS AND WARRANTIES OF THE FUND

         The Fund represents and warrants to the Bank that:

         4.01 It is a business trust duly organized and existing and in good standing under the laws of Delaware.

         4.02 It is empowered under applicable laws and by its Agreement and Declaration of Trust and By-Laws to enter into and perform this Agreement.


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         4.03 All proceedings required by said Agreement and Declaration of
Trust and By-Laws have been taken to authorize it to enter into and perform this Agreement.

         4.04 It is an open-end, management investment company registered under the Investment Company Act of 1940, as amended.

         4.05 A registration statement under the Securities Act of 1933, as amended on behalf of each of the Portfolios is currently effective and will remain effective, with respect to all Shares of the Fund being offered for sale.

ARTICLE 5 INDEMNIFICATION

         5.01 The Bank shall not be responsible for, and the Fund shall on behalf of the applicable Portfolio, indemnify and hold the Bank harmless from and against, any and all losses, damages, costs, charges, counsel fees, payments, expenses and liability arising out of or attributable to:

         (a) All actions of the Bank or its agent or subcontractors required to be taken pursuant to this Agreement, provided that such actions are taken in good faith and without negligence or willful misconduct.

         (b) The Fund's lack of good faith, negligence or willful misconduct which arise out of the breach of any representation or warranty of the Fund hereunder.

         (c) The reliance on or use by the Bank or its agents or subcontractors of information, records and documents or services which (i) are received or relied upon by the Bank or its agents or subcontractors and/or furnished to it or performed by on behalf of the Fund, and (ii) have been prepared, maintained and/or performed by the Fund or any other person or firm on behalf of the Fund.


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         (d) The reliance on, or the carrying out by the bank or its agents or subcontractors of any instructions or requests of the Fund on behalf of the applicable Portfolio.

         (e) The offer or sale of Shares in violation of any requirement under the federal securities laws or regulations or the securities laws or regulations of any state that such Shares be registered in such state or in violation of any stop order or other determination or ruling by any federal agency or any state with respect to the offer or sale of such Shares in such state.

         (f) The Bank will accept shareholder activity from the Fund with respect to each Portfolio, through electronic transmission; however, the Bank shall not be responsible for the execution of or content of such transmission. The execution of said transmission is the Fund's authorization for the Bank to accept the content of the transmission.

         5.02 The Bank shall indemnify and hold the Fund harmless from and against any and all losses, damages, costs, charges, counsel fees, payments, expenses and liability arising out of or attributable to any action or failure or omission to act by the Bank as result of the Bank's lack of good faith, negligence or willful misconduct.

         5.03 At any time the Bank may apply to any officer of the Fund for instructions, and may consult with legal counsel with respect to any matter arising in connection with the services to be performed by the Bank under this Agreement, and the Bank and its agents or subcontractors shall not be liable and shall be indemnified by the Fund on behalf of the applicable Portfolio for any action taken or omitted by it in


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reliance upon such instructions or upon the opinion of such counsel. The Bank, its agents and subcontractors shall be protected and indemnified in acting upon any paper or document furnished by or on behalf of the Fund, reasonably believed to be genuine and to have been signed by the proper person or persons, or upon any instruction, information, data, records or documents provided the Bank or its agents or subcontractors by machine readable input, telex, CRT data entry or other similar means authorized by the Fund, and shall not be held to have notice of any change of authority of any person, until receipt of written notice thereof from the Fund.

         5.04 In the event either party is unable to perform its obligations under the terms of this Agreement because of acts of God, strikes, equipment or transmission failure or damage reasonably beyond its control, or other causes reasonably beyond its control, such party shall not be liable for damages to the other for any damages resulting from such failure to perform or otherwise from such causes.

         5.05 Neither party to this Agreement shall be liable to the other party for consequential damages under any provision of this Agreement or for any consequential damages arising out of any act or failure to act hereunder.

         5.06 In order that the indemnification provisions contained in this
Article 5 shall apply, upon the assertion of a claim for which either party may be required to indemnify the other, the party seeking indemnification shall promptly notify the other party of such assertion, and shall keep the other party advised with respect to all developments concerning such claim. The party who may be required to indemnify shall have the option to participate with the party seeking indemnification in the defense of such claim. The party seeking indemnification shall in no case confess any claim or


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make any compromise in any case in which the other party may be required to indemnify it except with the other party's prior written consent.

ARTICLE 6 COVENANTS OF THE FUND AND THE BANK

         6.01 The Fund shall on behalf of each of the Portfolios promptly furnish to the Bank the following:

         (a) A certified copy of the resolution of the Board of Trustees of the Fund authorizing the appointment of the Bank and the execution and delivery of this Agreement.

         (b) A copy of the Agreement and Declaration of Trust and By-Laws of the Fund and all amendments thereto.

         6.02 The Bank shall keep records relating to the services to be performed hereunder, in the form and manner as it may deem advisable. To the extent required by Section 31 of the Investment Company Act of 1940, as amended, and the Rules thereunder, the Bank agrees that all such records prepared or maintained by the Bank relating to the services to be performed by the Bank hereunder are the property of the Fund and will be preserved, maintained and made available in accordance with such Section and Rules, and will be surrendered promptly to the Fund on and in accordance with its request.

         6.03 The Bank and the Fund agree that all books, records, information and data pertaining to the business of the other party which are exchanged or received pursuant to the negotiation or the carrying out of this Agreement shall remain confidential, and shall not be voluntarily disclosed to any other person, except as may be required by law.


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         6.04 In case of any requests or demands for the inspection of the
Shareholder records of the Fund, the Bank will endeavor to notify the Fund and to secure instructions from an authorized officer of the Fund as to such inspection. The Bank reserves the right, however, to exhibit the Shareholder records to any person whenever it is advised by its counsel that it may be held liable for the failure to exhibit the Shareholder records to such person.

ARTICLE 7 TERMINATION OF AGREEMENT

         7.01 This Agreement may be terminated by either party upon one hundred twenty (120) days written notice to the other.

         7.02 Should the Fund exercise its right to terminate, all out-of-pocket expenses associated with the movement of records and material will be borne by the Fund on behalf of the applicable Portfolio(s). Additionally, the Bank reserves the right to charge for any other reasonable expenses associated with such termination and/or a charge equivalent to the average of three (3) months' fees.

ARTICLE 8 ADDITIONAL FUNDS

         8.01 In the event that the Fund establishes one or more series of Shares in addition to the Portfolios with respect to which it desires to have the Bank render services as transfer agent under the terms hereof, it shall so notify the Bank in writing, and if the Bank agrees in writing to provide such services, such services of Shares shall become a Portfolio hereunder.


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ARTICLE 9 ASSIGNMENT

         9.01 Except as provided in Section 9.03 below, neither this Agreement nor any rights or obligations hereunder may be assigned by either party without the written consent of the other party.

         9.02 This Agreement shall inure to the benefit of and be binding upon the parties and their respective permitted successors and assigns.

         9.03 The Bank may, without further consent on the part of the Fund, subcontract for the performance hereof with (i) Boston Financial Data Services, Inc., a Massachusetts corporation ("BFDS"), which is duly registered as a transfer agent pursuant to Section 17A(c)(1) of the Securities Exchange Act of 1934 as amended ("Section 17A(c)(1)"), (ii) a BFDS subsidiary duly registered as a transfer agent pursuant to Section 17A(c)(1) or (iii) a BFDS affiliate; provided, however, that the Bank shall be as fully responsible to the Fund for the acts and omissions of any subcontractor as it is for its own acts and omissions.

ARTICLE 10 AMENDMENT

         10.01 This Agreement may be amended or modified by a written agreement executed by both parties and authorized or approved by a resolution of the Board of Trustees of the Fund.

ARTICLE 11 MASSACHUSETTS LAW TO APPLY

         11.01 This Agreement shall be construed and the provisions thereof interpreted under and in accordance with the laws of The Commonwealth of Massachusetts.


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ARTICLE 12 MERGER OF AGREEMENT

         12.01 This Agreement constitutes the entire agreement between the parties hereto and supersedes any prior agreement with respect to the subject matter hereof whether oral or written.

ARTICLE 13 COUNTERPARTS

         13.01 This Agreement may be executed by the parties hereto on any number of counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in their names and on their behalf by and through their duly authorized officers, as of the day and year first above written.

                                      AIM VARIABLE INSURANCE FUNDS



                                      BY: /s/ GARY T. CRUM
                                         ---------------------------------------
                                         Senior Vice President

ATTEST:



BY: /s/ NANCY L. MARTIN
   -----------------------------
     Assistant Secretary

COMPANY                               STATE STREET BANK AND TRUST COMPANY



                                      BY: /s/ RONALD E. LOGUE
                                         ---------------------------------------
                                         Name: Ronald E. Logue
                                              ----------------------------------
                                         Title: Executive Vice President
                                               ---------------------------------


ATTEST:



BY: /s/ STEPHANIE L. POSTER
   -----------------------------------------------
   Name: Stephanie L. Poster
        ------------------------------------------
   Title: Vice President
         -----------------------------------------



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                       STATE STREET BANK AND TRUST COMPANY

                         TRANSFER AGENT SUPPORT SERVICES

                                       FOR

                          AIM VARIABLE INSURANCE FUNDS


Services rendered in support of in-house transfer agency include:

o   Systems Support

o   Receipt of Trade Data

o   Trade Confirmation

o   Reconciliation/Communication with Custody Group (As Appropriate)

o   Communication with AIM Management

o   Wire Processing Coordination (As Appropriate)

--------------------------------------------------------------------------------


$2.00 per trade, to be billed monthly

Out-of-Pocket Expenses - To be billed at cost to AIM, including paper, mailing, communication, year-end reporting, faxing and similar incurred expenses.


AIM VARIABLE INSURANCE FUNDS               STATE STREET BANK AND TRUST COMPANY



By: /s/ GARY T. CRUM                       By:  /s/ RONALD E. LOGUE
    -----------------------------------        ---------------------------------

Title: Senior Vice President               Title: Executive Vice President
       --------------------------------           ------------------------------

Date: May 1, 2000                          Date: as of May 1, 2000
      ---------------------------------          -------------------------------


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